Exhibit (a)(2)(iii)

8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com
000001
Mr A Sample
Designation (if any) Security Class Add1 123
Add2 Holder Account Number add3 add4
add5 C1234567890 XXX
add6
Fold
Voting Instruction Form (“VIF”)—Special Meeting to be held on September 15, 2023 This VIF is solicited by and on behalf of the management of the Company.
Notes
1. Every adjournment holder or has postponement the right to appoint thereof. some If you other wish person to appoint or company a person of or their company choice, other who than need the not Company be a holder, Nominee to attend whose and names act on their are printed behalf herein, at the meeting please insert or any the name circular. of your chosen proxyholder in the space provided (see reverse) and follow other instructions set forth herein and in the accompanying management information
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this VIF. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated.
3. This VIF should be signed in the exact manner as the name(s) appear(s) on the VIF.
4. If a date is not inserted in the space provided on the reverse of this VIF, it will be deemed to bear the date on which it was mailed to the holder by the Company.
5. The Company securities Nominee represented listed on by the this reverse, VIF will this be VIF voted will as be directed voted as by recommended the holder, however, by the Company. if such a direction is not made in respect of any matter, and the VIF appoints the
6. The securities represented by this VIF will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This VIF confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law.
Fold
8. This VIF should be read in conjunction with the accompanying documentation provided by the Company.
VIFs submitted must be received by 5:00 pm, Eastern Time, on September 13, 2023.
VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!
To Vote Using the Telephone To Vote Using the Internet Electronically To Receive Documents the To Virtually Meeting Attend
Call the number listed BELOW from a touch Go to the following web You can enroll to receive future securityholder You can attend the meeting virtually by visiting tone telephone. site: www.investorvote.com communications electronically by visiting the URL provided on the back of this document.
1-866-732-VOTE (8683) Toll Free • Smartphone? www.investorcentre.com.
Scan the QR code to vote now.
If you vote by telephone or the Internet, DO NOT mail back this VIF.
Voting by mail may by be Internet the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or are the only methods by which a holder may appoint a person as proxyholder other than the Company Nominee named on the reverse of this VIF. Instead of mailing this VIF, you may choose one of the two voting methods outlined above to vote this VIF.
To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.
CONTROL NUMBER 123456789012345
CPUQC01.E.INT/000001/i1234
01XMOC

MR SAM SAMPLE C1234567890
XXX 123
Appointment of Proxyholder
I/We being holder(s) of securities of Liminal BioSciences Inc. Print the name of the person you are (the “Company”) hereby appoint: Bruce Pritchard or failing this OR appointing if this person is someone other person, Neil Klompas or failing this person, Simon Best (the “Company than the Company Nominee listed herein. Nominees”)
Note: If completing the appointment box above YOU MUST go to https://www.computershare. com/Liminal and provide Computershare with the name and email address of the person you are appointing. Computershare will use this information ONLY to provide the appointee with a user name to gain entry to the online meeting. For further information, please see the section of the accompanying management information circular entitled “Meeting and Voting Information”. as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Special Meeting of shareholders of the Company to be held online at https://web.lumiagm.com/465634100, on September 15 at 8:00 am, (Eastern Time) and at any adjournment or postponement thereof.
VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.
For Against
1. Resolution
Fold
To consider pursuant to the Interim Order and, if thought advisable, to pass, with or without variation, a special resolution, the full text of which is set forth in Appendix A attached to the accompanying management information circular (the “Circular”), approving a statutory plan of arrangement under the provisions of Section 192 of the Canada Business Corporations Act involving Liminal Biosciences and Structured Alpha LP, the whole as more particularly described in the accompanying Circular.
Fold
Signature of Proxyholder Signature(s) Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any VIF previously given with respect to the Meeting. If no voting instructions are MM / DD / YY indicated above, and the VIF appoints the Company Nominee, this VIF will be voted as recommended by the Company.
PLFQ 357454 XXXX AR0 999999999999
01XMPD